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                                                               Exhibit 10.2




                            W. R. BERKLEY CORPORATION

                            1997 DIRECTORS STOCK PLAN

                             As Amended and Restated
                               As of May 11, 1999




                                                    Effective as of May 13, 1997
                                                      Amended as of May 11, 1999
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                                TABLE OF CONTENTS


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SECTION 1.  PURPOSE.............................................................        1

SECTION 2.  ELIGIBILITY.........................................................        1

SECTION 3.  ADMINISTRATION......................................................        1

            3.1.   The Board....................................................        1
            3.2.   Board Authority..............................................        1
            3.3.   Binding Determinations.......................................        2
            3.4.   No Liability.................................................        2

SECTION 4.  SHARES SUBJECT TO PLAN..............................................        2

            4.1.   Shares.......................................................        2
            4.2.   Shares Available for Awards..................................        2
            4.3.   Adjustments upon Certain Changes.............................        2

SECTION 5.  AWARDS UNDER THE PLAN...............................................        3

SECTION 6.  DIRECTORS SHARES....................................................        3

            6.1.   In General...................................................        3
            6.2.   Initial Awards...............................................        3
            6.3.   Additional Awards............................................        3
            6.4.   Vesting......................................................        4
            6.5.   Stockholder Rights...........................................        4

SECTION 7.  WITHHOLDING TAXES...................................................        4

SECTION 8.  PLAN AMENDMENTS AND TERMINATION.....................................        4

SECTION 9.  MISCELLANEOUS.......................................................        4

            9.1.   Listing, Registration and Legal Compliance...................        4
            9.2.   Right of Discharge Reserved..................................        5

SECTION 10.  GOVERNING LAW......................................................        5

SECTION 11.  NOTICES............................................................        5

SECTION 12.  SECTION HEADINGS...................................................        6

SECTION 13.  EFFECTIVE DATE.....................................................        6
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                            W. R. BERKLEY CORPORATION
                            1997 DIRECTORS STOCK PLAN
                             As Amended and Restated
                               As of May 11, 1999


         SECTION 1. PURPOSE. W. R. Berkley Corporation, a Delaware corporation, (the "Company"), hereby adopts the W. R. Berkley Corporation 1997 Directors Stock Plan (the "Plan"). The purpose of the Plan is to provide an incentive to the Participants (i) to join and remain in the service of the Company, (ii) to maintain and enhance the long-term performance and profitability of the Company and (iii) to acquire a financial interest in the success of the Company.

         SECTION 2. ELIGIBILITY. Directors on the Company's Board of Directors (the "Board") will be granted awards pursuant to the provisions of the Plan (a "Participant or Participants"). Any Participant who terminates service as a director of the Company shall automatically cease participation in the Plan as of the date of his or her termination (a "Former Participant"). A Former Participant shall automatically resume participation in the Plan if, and as of the date when, he or she resumes service as a director of the Company.

         SECTION 3. ADMINISTRATION.

         3.1. The Board. The Plan shall be administered by the Board.

         3.2. Board Authority. The Board shall have the authority to: (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, (iv) make all
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determinations necessary in administering the Plan, and (v) correct any defect, supply any omission, and reconcile any inconsistency in the Plan.

         3.3. Binding Determinations. The determination of the Board on all matters within its authority relating to the Plan shall be conclusive.

         3.4. No Liability. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

         SECTION 4. SHARES SUBJECT TO PLAN.

         4.1. Shares. Awards under the Plan shall be for shares of Common Stock, par value $.20 per share, of the Company and any other shares into which such shares shall thereafter be changed by reason of merger, reorganization, recapitalization, consolidation, split-up, combination of shares, or similar event as set forth in and in accordance with this Section 4 ("Directors Shares").

         4.2. Shares Available for Awards. Subject to Section 4.3 (relating to adjustments upon changes in capitalization), the total number of Directors Shares with respect to which awards may be granted under the Plan shall not exceed 37,500.* Directors Shares granted under the Plan shall be authorized and unissued shares or treasury shares.

         4.3. Adjustments upon Certain Changes. In the event of any merger reorganization, recapitalization, consolidation, sale or other distribution of substantially all of the assets of the Company, any stock dividend, stock split, spin-off, split-up, distribution of cash, securities or other property by the Company, or other change in the


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*All share numbers herein (except in Section 6.2) have been adjusted to give effect to a 3 for 2 stock split paid on September 18, 1997.


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Company's corporate structure affecting the Directors Shares, the Board shall substitute or adjust the aggregate number of Directors Shares reserved for issuance under the Plan in such manner as it determines to be equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the Plan.

         SECTION 5. AWARDS UNDER THE PLAN. The Board shall automatically grant non-discretionary awards under the Plan in the form of Directors Shares.

         SECTION 6. DIRECTORS SHARES.

         6.1. In General. Each Participant will receive a portion of his or her annual fee for service as a director of the Company in the form of an award of Directors Shares.

         6.2. Initial Awards. Each Participant as of the Effective Date (as defined in Section 13) shall automatically be granted an award of 100 Directors Shares.

         6.3. Additional Awards. Each Participant as of the date of each annual meeting of the Company's stockholders after the Effective Date who shall continue to serve as a director of the Company after the date of such annual meeting shall automatically be granted an award of Directors Shares as follows:

                  (i) for such annual meeting held on May 12, 1998, 150 Directors Shares;

                  (ii) for such annual meeting held on May 11, 1999, 250 Directors Shares; and

                  (iii) for each such annual meeting held after May 11, 1999, the number of Directors Shares determined by dividing $7,500 by the closing sale price


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                  of the Common Stock on the trading day next preceding the date of such annual meeting.

         6.4. Vesting. All awards of Directors Shares shall be fully (100%) vested on the grant date of such awards.

         6.5. Stockholder Rights. A Participant shall have the right to receive dividends and other rights of a stockholder with respect to awards of Directors Shares.

         SECTION 7. WITHHOLDING TAX. The Company shall be entitled to require as a condition of delivery of any Directors Shares that the Participant remit an amount sufficient to satisfy all federal, state, local and other governmental withholding tax requirements related thereto (if any).

         SECTION 8. PLAN AMENDMENTS AND TERMINATION. The Board may suspend or terminate the Plan at any time and may amend it at any time and from time to time, in whole or in part, provided, that any amendment for which stockholder approval is required by law shall not be effective until such approval has been obtained. Unless terminated earlier, the Plan will terminate on the tenth anniversary of the Effective Date and no additional awards may be granted under the Plan after such tenth anniversary.

         SECTION 9. MISCELLANEOUS.

         9.1. Listing, Registration and Legal Compliance. If the Board shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the


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issuance or purchase of Directors Shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Board. The term "Consent" as used herein with respect to any Plan Action means (i) the listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, or
(iii) any and all written agreements and representations by the recipient of an award with respect to the disposition of Directors Shares or with respect to any other matter, which the Board shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made.

         9.2. Right of Discharge Reserved. Nothing in the Plan shall confer upon any Participant the right to serve as a director of the Company or affect any right that the Company or any Participant may have to terminate the service of such Participant.

         SECTION 10. GOVERNING LAW. The Plan shall be governed by the laws of the State of Delaware without reference to principles of conflicts of laws.

         SECTION 11. NOTICES. All notices and other communications hereunder shall be given in writing, shall be personally delivered against receipt or sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery or


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of mailing, and if mailed, shall be addressed (a) to the Company, at its principal corporate headquarters, Attention: General Counsel, with a copy to the attention of the Secretary of the Company at the same address and (b) to a Participant, at the Participant's principal residential address last furnished to the Company. Either party may, by notice, change the address to which notice to such party is to be given.

         SECTION 12. SECTION HEADINGS. The Section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said Sections.

         SECTION 13. EFFECTIVE DATE. The effective date of the Plan (the "Effective Date") shall be May 13, 1997.




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